UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2010

NEVADA GOLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1369203	20-3724068
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

1640 Terrace Way
Walnut Creek, CA 94597
(Address of principal executive offices, including zip code)

(925) 930-0100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Board of Directors of Nevada Gold Holdings, Inc., a Delaware corporation (the “Company”) adopted, on June 21, 2010, and July 27, 2010, resolutions authorizing the following and directing that the same be submitted to the Company’s stockholders for approval:

Proposal 1:	An amendment to the Company’s Certificate of Incorporation to effect a one-for-fifteen (1:15) reverse stock split of the Company’s common stock, $0.001 par value per share; and

Proposal 2:
An amendment to the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) to increase the total number of shares of the Company’s common stock that may be granted pursuant to awards under the 2008 Plan from 266,666 (after adjustment for the reverse stock split) to 3,000,000.

Additional information regarding each of these proposals is contained in the Company’s definitive Proxy Statement dated August 11, 2010, as filed with the Securities and Exchange Commission.

On September 10, 2010, both such proposals were duly approved by the written consent of stockholders holding a majority of the outstanding shares of the Company’s common stock.  Under Delaware law, no meeting of stockholders was required to effect these actions.  As of today, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to each such proposal were:

	For	Against	Abstained	Broker Non-Vote
Proposal 1:	39,649,338	143,420	3,000	--

Proposal 2:	39,649,338	204,605	31,000	--

Additional stockholder ballots may be received through October 11, 2010.  The Company will provide final totals in a future report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nevada Gold Holdings, Inc.

Date: September 16, 2010	By:	/s/ David Rector
	Name:	David Rector
	Title:	Chief Executive Officer and President